The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 30, 2016

JPMorgan Chase Financial Company LLC	June 2016 Amendment No. 1 dated June 16, 2016 to Pricing Supplement No. Registration Statement Nos. 333-209682 and 333-209682-01 Dated June , 2016 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 1.75% of the stated principal amount with respect to each determination date on which the closing level of the underlying index is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. However, if, on any determination date, the closing level of the underlying index is less than the coupon barrier level, you will not receive any contingent quarterly payment for that quarterly period. In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the first, second, third and final contingent payment dates) for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment with respect to the related determination date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying index. If the securities have not been redeemed prior to maturity and the final index value is greater than or equal to 60% of the initial index value, which we refer to as the downside threshold level, the payment at maturity due on the securities will be the stated principal amount plus, if the final index value is also greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final determination date. If, however, the securities have not been redeemed prior to maturity and the final index value is less than the downside threshold level, you will be exposed to the decline in the underlying index, as compared to the initial index value, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments during the ten-year term of the securities and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:		JPMorgan Chase Financial Company LLC
Guarantor:		JPMorgan Chase & Co.
Underlying index:		S&P 500® Index
Aggregate principal amount:		$
Optional early redemption:		We, at our discretion, may redeem the securities early, in whole but not in part, on any of the contingent payment dates (other than the first, second, third and final contingent payment dates) for the early redemption payment. If we intend to redeem your securities early, we will deliver notice to The Depository Trust Company, or DTC, at least three business days before the applicable contingent payment date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying index. No further payments will be made on the securities after they have been redeemed. No further payments will be made on the securities once they have been redeemed.
Early redemption payment:		The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•      If, on any determination date, the closing level is greater than or equal to the coupon barrier level, we will pay a contingent quarterly payment of at least $17.50 (at least 1.75% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•      If, on any determination date, the closing level is less than the coupon barrier level, no contingent quarterly payment will be made with respect to that determination date.

Determination dates:

September 30, 2016, December 29, 2016, March 30, 2017, June 30, 2017, September 29, 2017, December 28, 2017, March 29, 2018, June 29, 2018, September 28, 2018, December 28, 2018, March 29, 2019, June 28, 2019, September 30, 2019

December 30, 2019, March 30, 2020, June 30, 2020, September 30, 2020, December 30, 2020, March 30, 2021, June 30, 2021, September 30, 2021, December 30, 2021, March 30, 2022, June 30, 2022, September 30, 2022, December 29, 2022

March 30, 2023, June 30, 2023, September 29, 2023, December 28, 2023, March 28, 2024, June 28, 2024, September 30, 2024, December 30, 2024, March 31, 2025, June 30, 2025, September 30, 2025, December 30, 2025, March 30, 2026 and June 30, 2026, subject to postponement for non-trading days and certain market disruption events.

Contingent payment dates:		With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	• If the final index value is greater than or equal to the downside threshold level:	(i) the stated principal amount plus, (ii) if the final index value is also greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final determination date
	• If the final index value is less than the downside threshold level:	(i) the stated principal amount times (ii) the index performance factor. This amount will be less than 60% of the stated principal amount of the securities and could be zero.
Coupon barrier level:		, which is equal to 75% of the initial index value
Downside threshold level:		, which is equal to 60% of the initial index value
Initial index value:		The closing level of the underlying index on the pricing date
Final index value:		The closing level of the underlying index on the final determination date
Index performance factor:		final index value / initial index value
Stated principal amount:		$1,000 per security
Issue price:		$1,000 per security (see “Commissions and issue price” below)
Pricing date:		June , 2016 (expected to price on or about June 30, 2016)
Original issue date (settlement date):		July , 2016 (3 business days after the pricing date)
Maturity date:		July 6, 2026, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date in the accompanying product supplement
CUSIP/ISIN:		46646EGZ9 / US46646EGZ97
Listing:		The securities will not be listed on any securities exchange.
Agent:		J.P. Morgan Securities LLC (“JPMS”)

Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$30.00(2)	$965.00
		$5.00(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $30.00 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $950.00 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $920.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June  3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April  15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April  15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

†	This amendment no. 1 amends and restates and supersedes the preliminary pricing supplement related hereto dated June 9, 2016 to product supplement no. MS-1-I in its entirety (the original preliminary pricing supplement dated June 9, 2016 is available on the SEC website at: http:// http://www.sec.gov/Archives/edgar/data/19617/000095010316014073/dp66449_424b2-3p557.htm)

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Investment Summary

The Contingent Income Callable Securities due July 6, 2026 Based on the Value of the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $17.50 (at least 1.75% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing level is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the fifth business day after the related determination date. It is possible that the closing level of the underlying index could remain below the coupon barrier level for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent quarterly payments.

In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the first, second, third and final contingent payment dates) for the early redemption payment equal to the stated principal amount plus any contingent quarterly payment with respect to the related determination date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying index. If the securities have not previously been redeemed and the final index value is greater than or equal to 60% of the initial index value, which we refer to as the downside threshold level, the payment at maturity will be the sum of the stated principal amount plus, if the final index value is also greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final index value is less than the downside threshold level, investors will be exposed to the decline in the closing level of the underlying index, as compared to the initial index value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the index performance factor, which will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying index.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the underlying index is an “Index.”

June 2016	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 1.75% of the stated principal amount with respect to each determination date on which the closing level is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus any applicable contingent quarterly payment, and the payment at maturity will vary depending on the final index value, as follows:

Scenario 1

On any contingent payment date (other than the first, second, third and final contingent payment dates), we elect to redeem the securities.

▪      The securities will be redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment with respect to the related determination date.

▪     Investors will not participate in any appreciation of the underlying index from the initial index value.

Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying index. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of the underlying index on the determination dates is at or above the downside threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the closing level of the underlying index on the determination dates is below the downside threshold level, such that you will receive no contingent quarterly payments and/or that you will suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

Scenario 2

The securities are not redeemed prior to maturity, and the final index value is greater than or equal to the downside threshold level.

▪      The payment due at maturity will be (i) the stated principal amount plus, (ii) if the final index value is also greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final determination date.

▪     Investors will not participate in any appreciation of the underlying index from the initial index value.

Scenario 3

The securities are not redeemed prior to maturity, and the final index value is less than the downside threshold level.

▪      The payment due at maturity will be (i) the stated principal amount times (ii) the index performance factor.

▪      Investors will lose some, and may lose all, of their principal in this scenario.

June 2016	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing level, (2) the final index value and (3) whether we exercise our option to redeem the securities.

Diagram #1: First, Second and Third Determination Dates

Diagram #2: Determination Dates (Other Than the First, Second, Third and Final Determination Dates)

June 2016	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Early Redemption Occurs

For more information about payments on the securities in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

June 2016	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security

Hypothetical initial index value:	2,100.00

Hypothetical coupon barrier level:	1,575.00, which is 75% of the hypothetical initial index value

Hypothetical downside threshold level:	1,260.00, which is 60% of the hypothetical initial index value

Hypothetical contingent quarterly payment:	$17.50 (1.75% of the stated principal amount) per security

In Examples 1 and 2, the closing level of the underlying index fluctuates over the term of the securities and we elect to call the securities on one of the contingent payment dates (other than the first, second, third and final contingent payment dates). In Examples 3 and 4, the securities are not redeemed prior to, and remain outstanding until, maturity. Any redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying index.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Level	Contingent Quarterly Payment	Early Redemption Payment*	Hypothetical Closing Level	Contingent Quarterly Payment	Early Redemption Payment*
#1	1,100.00	$0	N/A	1,895.00	$17.50	N/A
#2	1,200.00	$0	N/A	1,100.00	$0	N/A
#3	1,300.00	$0	N/A	1,050.00	$0	N/A
#4	2,625.00	—*	$1,017.50	1,100.00	$0	N/A
#5	N/A	N/A	N/A	1,800.00	$17.50	N/A
#6	N/A	N/A	N/A	1,700.00	$17.50	N/A
#7	N/A	N/A	N/A	1,150.00	$0	N/A
#8	N/A	N/A	N/A	1,700.00	$17.50	N/A
#9	N/A	N/A	N/A	1,800.00	$17.50	N/A
#10	N/A	N/A	N/A	1,100.00	$0	N/A
#11	N/A	N/A	N/A	1,050.00	$0	N/A
#12	N/A	N/A	N/A	1,000.00	—*	$1,000.00
#13 to #39	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
*	The early redemption payment includes any unpaid contingent quarterly payment with respect to the related determination date.

▪	In Example 1, we elect to redeem the securities on the fourth contingent payment date. As the closing level on each of the first, second and third determination dates is less than the coupon barrier level, no contingent quarterly payment was made with respect to that date. As the closing level on the fourth determination date is greater than the coupon barrier level, the early redemption payment you receive on the fourth contingent payment date includes the contingent quarterly payment due with respect to that determination date, and the early redemption payment is calculated as follows:

stated principal amount + contingent quarterly payment = $1,000 + $17.50 = $1,017.50

In this example, the optional early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the underlying index has appreciated by 25% from its initial index value on the fourth determination date, you only receive $1,017.50 per security upon redemption and do not benefit from this appreciation.

▪

In Example 2, we elect to redeem the securities on the 12th contingent payment date. As the closing level on each of the first, fifth, sixth, eighth and ninth determination dates is greater than the coupon barrier level, you receive the

June 2016	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

contingent quarterly payment of $17.50 with respect to each of those determination dates. However, because the closing level of the index is below the coupon barrier level on the 12th determination date, the early redemption payment you receive on the 12th contingent payment date does not include any contingent quarterly payment with respect to that determination date, and the early redemption payment is equal to the stated principal amount of $1,000.

In this example, the optional early redemption feature limits the term of your investment to approximately 36 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. The total payments on the securities will amount to $1,087.50 per security.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Level	Contingent Quarterly Payment	Early Redemption Payment	Hypothetical Closing Level	Contingent Quarterly Payment	Early Redemption Payment
#1	1,050.00	$0	N/A	900.00	$0	N/A
#2	1,100.00	$0	N/A	1,100.00	$0	N/A
#3	1,100.00	$0	N/A	1,050.00	$0	N/A
#4	1,000.00	$0	N/A	1,100.00	$0	N/A
#5	900.00	$0	N/A	1,150.00	$0	N/A
#6	950.00	$0	N/A	1,100.00	$0	N/A
#7	1,000.00	$0	N/A	1,100.00	$0	N/A
#8	1,100.00	$0	N/A	950.00	$0	N/A
#9	1,050.00	$0	N/A	900.00	$0	N/A
#10	1,100.00	$0	N/A	1,175.00	$0	N/A
#11	1,000.00	$0	N/A	1,150.00	$0	N/A
#12	1,100.00	$0	N/A	1,175.00	$0	N/A
#13 to #39	Various (below downside threshold level)	$0	N/A	Various (below downside threshold level)	$0	N/A
Final Determination Date	1,155.00	$0	N/A	1,260.00	—	N/A
Payment at Maturity	$550.00			$1,000.00

Examples 3 and 4 illustrate the payment at maturity per security based on the final index value.

▪	In Example 3, the securities are not redeemed prior to maturity and the closing level of the underlying index remains below the coupon barrier level throughout the term of the securities. As a result, you do not receive any contingent quarterly payment during the term of the securities and because the final index value is less than the downside threshold level, at maturity, you are fully exposed to the decline in the closing level of the underlying index. As the final index value is less than the downside threshold level, you receive at maturity (i) the stated principal amount times (ii) the index performance factor, calculated as follows:

$1,000 × 1,155.00 / 2,100.00 = $550.00

In this example, the amount you receive at maturity is significantly less than the stated principal amount.

▪	In Example 4, the securities are not redeemed prior to maturity and the closing level of the underlying index decreases to a final index value of 1,260.00. Although the final index value is less than the initial index value, because the final index value is still not less than the downside threshold level, you receive the stated principal amount at maturity. However, because the final index value is below the coupon barrier level, no contingent quarterly payment is payable with respect to the final determination date. Your payment at maturity is equal to the stated principal amount of $1,000.

June 2016	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

In this example, although the final index value represents a 40% decline from the initial index value, you receive the stated principal amount per security.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

June 2016	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and if the final index value is less than the downside threshold level, you will be exposed to the decline in the closing level of the underlying index, as compared to the initial index value, on a 1-to-1 basis and you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the index performance factor. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing level on the relevant determination date is less than the coupon barrier level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing level on the relevant determination date is greater than or equal to the coupon barrier level. If the closing level remains below the coupon barrier level on each determination date over the term of the securities, you will not receive any contingent quarterly payment during the ten-year term of the securities. It is possible that the closing level of the underlying index could be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The contingent quarterly payment is based solely on the closing levels on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing level on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing level on a specific determination date if that closing level is less than the coupon barrier level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing level of the underlying index was higher on other days during the term of the securities.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Investors will not participate in any appreciation in the level of the underlying index. Investors will not participate in any appreciation in the level of the underlying index from the initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing level is greater than or equal to the coupon barrier level.

▪

Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the optional early redemption feature of the securities. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying index. It is more likely that

June 2016	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 6, 2026

Based on the Value of the S&P 500® Index

Principal at Risk Securities

we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of the underlying index on the determination dates is at or above the coupon barrier level, which would otherwise potentially result in an amount of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the closing level of the underlying index on the determination dates is below the coupon barrier level, such that you will receive no contingent quarterly payments and/or that you might suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index value, the coupon barrier level, the downside threshold level and the final index value and whether the closing level of the underlying index on any determination date is below the coupon barrier level or the final determination date is below the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or upon an early redemption.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the underlying index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the underlying index or the securities.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪

The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our

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affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of the underlying index, including:

¡	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

¡	customary bid-ask spreads for similarly sized trades;

¡	our internal secondary market funding rates for structured debt issuances;

¡	the actual and expected volatility of the underlying index;

¡	the time to maturity of the securities;

¡	whether the closing level of the underlying index has been, or is expected to be, less than the coupon barrier level on any determination date and whether the final index value is expected to be less than the downside threshold level;

¡	whether we are expected to exercise our right to redeem the securities early;

¡	dividend rates on the equity securities included in the underlying index;

¡	interest and yield rates in the market generally; and

¡	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

▪

Adjustments to the underlying index could adversely affect the value of the securities. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these

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circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the level of the underlying index. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value and, as a result, the coupon barrier level, which is the level at or above which the underlying index must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, the downside threshold level, which is the level at or above which the underlying index must close on the final determination date in order for you to avoid being exposed to the negative performance of the underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the level of the underlying index on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders –– Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with

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respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on June 29, 2016:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 7/20/2015):	2,128.28

Current Index Value:	2,070.77	52 Week Low (on 2/11/2016):	1,829.08

52 Weeks Ago (on 6/29/2015):	2,057.64

The table below sets forth the published high and low closing levels of, as well as end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2011 through June 29, 2016. The closing level of the underlying index on June 16, 2016 was 2,071.50. The associated graph shows the closing levels of the underlying index for each day in the same period. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing levels of the underlying index on the determination dates.

S&P 500® Index	High	Low	Period End
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter (through June 29, 2016)	2,119.12	2,000.54	2,070.77

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*   The black dotted line in the graph indicates the hypothetical coupon barrier level, equal to 75% of the closing level on June 29, 2016, and the red dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level on June 29, 2016. The actual coupon barrier level and downside threshold level will be based on the closing level on the pricing date.

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:

If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.

Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there

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are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the securities.

FATCA. Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the securities that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the securities are recharacterized, in whole or in part, as debt instruments, or contingent quarterly payments if they are otherwise treated as FDAP Income). If the securities are recharacterized, in whole or in part, as debt instruments, withholding could also apply to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “S&P 500® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Contact:

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

Where you can find more information:	You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any

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offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. This amendment no. 1 amends and restates and supersedes the preliminary pricing supplement related hereto dated June 9, 2016 in their entirety. You should not rely on the preliminary pricing supplement related hereto dated June 9, 2016 in making your decision to invest in the securities. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•   Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

•   Underlying supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

•   Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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